EXHIBIT (4)

          Securities Subscription Agreement dated December 31, 1996
             Registration Rights Agreement and Related Agreements

                  PRIVATE SECURITIES SUBSCRIPTION AGREEMENT
                         VIRAGEN, INC./P.R.I.F., L.P.

                                                               December 31, 1996


      THIS PRIVATE SECURITIES SUBSCRIPTION AGREEMENT (hereinafter the "Agreement") has been executed by the undersigned in connection with the sale in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), of certain shares of Series D Convertible Preferred Stock (hereinafter the "Preferred Shares"), convertible into shares of common stock (hereinafter the "Common Shares") of Viragen, Inc. (VRGN), 2343 West 76th Street, Hialeah, FL 33016, a corporation organized under the laws of Delaware (hereinafter "SELLER") to P.R.I.F., L.P., located at 175 Bloor Street East, South Tower, 6th Floor, Toronto, Ontario M4W 3R8, Canada, a limited partnership organized under the laws of Ontario, Canada (hereinafter "BUYER"). SELLER and BUYER (hereinafter collectively the "parties") each hereby represents, warrants and agrees as follows:

1.    AGREEMENT TO SUBSCRIBE; PURCHASE PRICE

      (i) SELLER and BUYER are executing and delivering this Agreement, which includes the Registration Rights Agreement annexed hereto, and by this reference incorporated herein, in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission under the Securities Act; and

      (ii) BUYER hereby subscribes for Fifteen Thousand (15,000) Preferred Shares (the "Preferred Shares"), at a purchase price of One Thousand Dollars ($1,000) U.S. per share, convertible into Common Shares, or subject to redemption by SELLER pursuant to the provisions of Section 4(i) hereof, and in accordance with the terms set forth in the Certificate of Designation attached as Exhibit A to this Agreement, for an aggregate purchase price of Fifteen Million Dollars ($15,000,000) payable in United States Dollars at the Closing, as defined in Section 6 hereof.

      (iii) BUYER shall pay the purchase price by delivering same day funds in United States Dollars into an escrow (the "Escrow") established pursuant to an Escrow Agreement ("Escrow Agreement") dated as of the date hereof among SELLER, BUYER and Royal Bank of Scotland plc ("Escrow Agent"), all as more fully described in said Escrow Agreement.

      (iv) At the Closing, SELLER will deliver into Escrow, the certificates for the Preferred Shares and, for no additional consideration, a number of eighteen
(18) month warrants ("Warrant" or "Warrants") to purchase Three Hundred Seventy-Five Thousand (375,000) shares of SELLER'S common stock (the "Warrant Shares"; the Common Shares and the Warrant Shares are sometimes hereinafter collectively referred to as the "Shares"). The Warrants shall have a exercise



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Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 2



price of $6.00 per share, subject to adjustment pursuant to Section 5(iii) hereof, and shall be released from Escrow to BUYER at the same time as the Preferred Shares and shall be exercisable as set forth in the form of Common Stock Purchase Warrant Certificate attached as Exhibit B to this Agreement.


2.    BUYER'S REPRESENTATIONS AND AGREEMENTS

      BUYER represents, warrants and agrees as follows:

      (i) BUYER understands that the Preferred Shares, Warrants, Common Shares, and the Warrant Shares have not been registered under the Securities Act, or any other applicable securities law, and, accordingly, none of the Preferred Shares, Warrants, Common Shares or Warrant Shares may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless registered pursuant to, or in a transaction exempt from registration under, the Securities Act and any other applicable securities law;

      (ii) BUYER is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), or (7) of Regulation D (an "Accredited Investor") that is acquiring the Shares either for its own account or as a fiduciary or agent for one or more institutional accounts as to which it exercises sole discretion, each of which is an Accredited Investor. BUYER has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. BUYER has had a reasonable opportunity to ask questions of and receive answers from SELLER concerning SELLER and the offering of the Shares and Warrants. BUYER is not subscribing for the Shares and Warrants as a result of or pursuant to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or
broadcast  over   television  or  radio.   BUYER  is  aware  that  it  (or  such
institutional account) may be required to bear the economic risk of an investment in the Shares for an indefinite period, and it (or such institutional account ) is able to bear such risk for an indefinite period;

      (iii) BUYER is acquiring the Preferred Shares, Warrants and underlying Shares for its own account or for one or more institutional accounts as described in Paragraph 2(ii) hereof, in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof (subject to any requirement of law that the disposition of its property or the property of such institutional account or accounts remain within its or their control) except only, in the case of the Shares, a distribution registered under the Securities Act or exempt from registration. BUYER agrees on its own





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Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 3



behalf and on behalf of any such institutional account for which it is acquiring the Preferred Shares and Warrants to offer, sell or otherwise transfer any Preferred Shares and Warrants only to Accredited Investors (subject to any requirement of law that the disposition of its property or the property of such institutional account or accounts remain within its or their control) in conformity with the Securities Act and any other applicable securities law and with the restrictions on transfer set forth on the certificate(s) evidencing such securities. BUYER acknowledges that each Preferred Share certificate shall bear a legend substantially to the effect of the foregoing paragraphs 2(i) and 2(ii) and this paragraph 2(iii). Such legend shall be in substantially the following form:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND P.R.I.F., L.P. DATED DECEMBER 31, 1996. A COPY OF THE PORTION OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES."

      Upon conversion of the Preferred Shares into Common Shares, subject to the provisions of Section 4(i) hereof, SELLER shall issue a common stock certificate without such legend to the holder of such shares provided that the Registration Statement covering the Common Shares has been declared effective by the SEC and remains in effect at the time of conversion.

      (iv)  BUYER   acknowledges   that  each   Warrant   shall  bear  a  legend
substantially to the effect of the foregoing paragraphs 2(i) and 2(ii) and this paragraph 2(iv). Such legend shall be in substantially the following form:

      NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT












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December 31, 1996
Page 4




      MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

      Upon exercise of the Warrant, SELLER shall issue a common stock certificate without such legend to the holder of such Warrant provided that the Registration Statement covering the Common Shares underlying the Warrant has been declared effective by the SEC and remains in effect at the date of exercise.

      (v) BUYER acknowledges that SELLER or any transfer agent of SELLER shall register the transfer or exchange of any of the Preferred Shares or Warrants only upon receipt of the respective (A) certificate(s) evidencing such Preferred Shares with the transfer notice set forth thereon appropriately completed, or
(B) the Warrants, and upon receipt in writing from the transferee or the recipient of such Preferred Shares or Warrants in such transfer or exchange (as the case may be) of a certificate setting forth the representations in Paragraph 2 hereof;

      (vi) If BUYER is acquiring any Preferred Shares, Warrants or the underlying Shares as fiduciary or agent for one or more institutional accounts, BUYER represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such institutional account;

      (vii) BUYER acknowledges that SELLER and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and further agrees that if, prior to the closing, any of such acknowledgments, representations and agreements made by BUYER are no longer accurate, BUYER will promptly notify SELLER;

      (viii) BUYER has received all information necessary to make an informed business decision with respect to an investment in the Preferred Shares, Warrants and underlying Shares, including but not limited to SELLER'S latest Form 10-K, all Forms 10- Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year (collectively, the "Public Documents") and the Private Placement Memorandum prepared by SELLER. Neither the Public Documents nor the Private Placement Memorandum include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

      (ix) This Agreement has been duly authorized, validly executed, and delivered on behalf of BUYER and is a valid and binding agreement enforceable in





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Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 5



accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally; and

      (x) BUYER has not engaged and agrees not to engage in any short sales or other hedging transactions with respect to SELLER'S common stock; provided however, that BUYER may enter into such transactions involving a number of common shares not to exceed the number of Common Shares or Warrant Shares for which a notice of conversion or Election to Purchase with regard to the Preferred Shares or Warrants, respectively, has been submitted to SELLER;

      (xi) BUYER understands and acknowledges that SELLER currently has an insufficient number of authorized common shares available for issuance upon conversion of the Preferred Shares and exercise of the Warrants purchased hereunder. BUYER understands that SELLER has agreed to take all steps reasonably necessary to gain such approval as may be required to issue additional common shares to BUYER in accordance with the terms of this Agreement. In the event such approval is not obtained from SELLER'S shareholders, SELLER shall pay to BUYER Three Hundred Thousand U.S. Dollars ($300,000) in accordance with the terms of the Escrow Agreement.


3.    SELLER'S REPRESENTATIONS AND AGREEMENTS

SELLER represents, warrants and agrees as follows:

      (i)  SELLER  has  not  conducted  any  general   solicitation  or  general
advertising (as defined in Regulation D) with respect to any of its securities;

      (ii) SELLER acknowledges that it currently has an insufficient number of authorized common shares available for issuance upon conversion of the Preferred Shares and exercise of the Warrants purchased hereunder and represents and warrants that its Board of Directors has approved an increase in the number of SELLER'S authorized common shares from 50 million to 75 million. SELLER warrants and agrees to take all steps reasonably necessary to gain approval by the stockholders of SELLER of such increase in SELLER'S authorized common shares from fifty million (50,000,000) to seventy-five million (75,000,000) on or before February 28, 1997 and, if such approval is obtained, to deliver to the BUYER a copy of an Amendment to the Certificate of Incorporation of SELLER, in the form annexed as Exhibit "A" to the Escrow Agreement (the "Certificate of Amendment"), certified as filed with the Secretary of State of the State of Delaware, not later than March 5, 1997. In the event that, on or before March 5, 1997, SELLER'S shareholders fail to approve the increase in the number of






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Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 6



SELLER'S authorized common stock from 50 million to 75 million shares, or if SELLER does not comply with its obligations pursuant to Section 3 of the Escrow Agreement, SELLER shall pay to BUYER Three Hundred Thousand U.S. Dollars ($300,000) ("Commitment Fee").

      (iii) The Preferred Shares, the Warrants, and the Shares, when issued and delivered, will be duly and validly authorized and issued, fully-paid and nonassessable, and will not subject the holders thereof to personal liability by reason of being such holders. In addition, the Preferred Shares, Warrants, and Shares, when issued and delivered, shall be free and clear of any liens, encumbrances, charges, or adverse claims of any nature whatsoever. There are no preemptive rights of any shareholder of SELLER with respect to the Preferred Shares, Warrants, and the Shares;

      (iv) This Agreement has been duly authorized, validly executed and delivered on behalf of SELLER and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

      (v) The execution and delivery of this Agreement and the consummation of the issuance of the Preferred Shares, the Warrants, and the Shares, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by SELLER of any of the terms or provisions of, or constitute a default under, the articles of incorporation (or charter) or bylaws of SELLER, or any indenture, mortgage, deed of trust or other material agreement or instrument to which SELLER is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over SELLER or any of its properties or assets;

      (vi) No authorization, approval or consent of or filing with any federal, state or local governmental body of the United States is legally required for the issuance and sale of the Shares as contemplated by this Agreement, except as noted in Section 3(ii) above;

      (vii) The information provided by or on behalf of SELLER to BUYER and referred to in Section 2(viii) of this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are made, not misleading. Since June 30, 1996, there has been no material adverse development in the business, properties, operations, financial condition or results of operations of SELLER, except as disclosed in the documents referred to in Section 2(viii) hereof;






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Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 7


      (viii) SELLER will issue one or more certificates representing the Preferred Shares in the name of BUYER in such denominations to be specified by BUYER prior to closing. The Preferred Shares will bear the restrictive legend specified in Section 2(iii) of this Agreement. SELLER further warrants that no instructions other than these instructions and stop transfer instructions to give effect to Section 2(i) hereof will be given to the transfer agent and also warrants that the Shares shall otherwise be transferable on the books and records of SELLER as and to the extent provided in this Agreement, subject to compliance with Federal and State securities laws. Nothing in this Section shall affect in any way BUYER'S obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

      (ix) Prior to or at Closing, SELLER will issue a Common Stock Purchase Warrant Certificate ("Warrant Certificate") entitling BUYER to purchase Three Hundred Seventy-Five Thousand (375,000) shares of SELLER'S common stock, which Warrant certificate shall be delivered to the Escrow Agent at Closing. The Warrants shall be exercisable at Six Dollars ($6.00) U.S. per Warrant Share, subject to adjustment pursuant to Section 5(iii) hereof. The Warrant Certificate will bear the restrictive legend specified in Section 2(iv) of this Agreement. SELLER further warrants that no instructions other than these instructions and stop transfer instructions to give effect to Section 2(i) hereof, prior to registration of the resale of the Shares under the Securities Act, will be given to the transfer agent and also warrants that the Shares shall otherwise be transferable on the books and records of SELLER as and to the extent provided in this Agreement, subject to compliance with Federal and State securities laws. Nothing in this Section shall affect in any way BUYER'S obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

      (x) SELLER warrants that it currently meets the requirements for filing a Registration Statement on Form S-3, and that it will make timely filings and take all other steps necessary to maintain such eligibility until such time as BUYER has fully converted its Preferred Shares and Warrants acquired pursuant to this Agreement.


4.       CONVERSION AND OTHER TERMS.

      (i) The Preferred Shares will be convertible at the option of BUYER on or after the day following the date that the registration statement for the Shares underlying the Preferred Shares and Warrants has been declared effective by the SEC (the "Conversion Period"), at eighteen percent (18%) off the average closing bid price of SELLER'S common stock, as reported by Bloomberg, L.P., over the







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Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 8


five-day trading period ending on the trading day prior to conversion (the "Conversion Price"). Notwithstanding the above, the Conversion Price may not be more than Seven Dollars ($7.00) U.S. per Common Share nor less than Two Dollars ($2.00) U.S. per Common Share (the "Floor"); provided, however, that BUYER may not convert any Preferred Shares during the Conversion Period if the Conversion Price (a) averaged over any consecutive 5-trading day period or (b) on any single trading day, as averaged over the prior 5-day trading period, falls below the Floor (each such period of 5 consecutive days so used for determining such average being a "Nonconverting Period"). Upon occurrence of the twenty-first Nonconverting Period, BUYER shall thereafter have the right to convert, and SELLER will be obligated upon receipt of a notice of conversion from BUYER, for which the applicable Conversion Price would be below the Floor, to (a) pay to BUYER cash equal to the amount originally paid by BUYER for the outstanding Preferred Shares, plus ten percent (10%) of such amount (the "Cash-Out Option"), or (b) convert the outstanding Preferred Shares held by BUYER into the full number of Common Shares to which BUYER would be entitled at the Conversion Price, irrespective of the Floor (the "Stock Conversion Option"). SELLER must notify BUYER of its intent with regard to such options within one (1) business day of receipt of the notice of conversion, and must effect such cash payment or stock conversion within three (3) business days following actual receipt of the notice of conversion.

      (ii) Any Preferred Shares remaining outstanding on the second anniversary of the Closing, as defined in Section 6 hereof, will be automatically converted into Common Shares on such date. The Preferred Shares shall have a liquidation preference over the Common Shares in the event of any liquidation or sale of SELLER. The Preferred Shares will pay a dividend of six percent (6%) per annum, payable quarterly in arrears, in cash. Upon conversion, any accrued but unpaid dividends will be added to the stated value of the Preferred Shares converted.

      (iii) In the event SELLER elects the Stock Conversion Option as defined in
Section 4(i) above, SELLER shall use its best efforts to issue and deliver to BUYER a certificate or certificates for the number of Common Shares to which BUYER shall be entitled within three (3) business days after BUYER has fulfilled all conditions required for conversion as set forth in this Agreement (the "Deadline"), which conditions shall include actual receipt by SELLER of the duly executed notice of conversion and the original Preferred Shares being converted, with an executed stock power, and any other items reasonably required by SELLER'S transfer agent. SELLER understands that a delay in the issuance of the Common Shares beyond the Deadline could result in economic loss to BUYER. As compensation to BUYER for such loss, and not as a penalty, SELLER agrees to pay liquidated damages to BUYER for late delivery of Common Shares upon conversion in the amount of one percent (1%) of the requested conversion amount, per day, beginning on day after the Deadline in the event the Common Shares are not





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Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 9




delivered within seven (7) business days after the Deadline. Said liquidated damages shall accrue each day through the date the Common Shares are delivered to BUYER upon conversion, and shall be paid by wire transfer to an account designated by BUYER upon the earlier to occur of (i) delivery of the Shares to BUYER, or (ii) each weekly anniversary of the Deadline. Nothing herein shall waive SELLER'S obligations to deliver Common Shares upon conversion of the Preferred Shares or exercise of the Warrants or limit BUYER'S right to pursue actual damages for SELLER'S failure to issue and deliver Common Shares to Buyer in accordance with the terms of this Agreement, the Preferred Shares, and the Warrants.

      (iv) SELLER agrees that, in addition to any other remedies which may be available to BUYER, in the event SELLER fails for any reason to effect delivery to BUYER of certificates representing Common Shares within seven (7) business days following actual receipt by SELLER of a notice of conversion, BUYER may revoke the notice of conversion by delivering a notice of such effect to SELLER, whereupon SELLER and BUYER shall each be restored to their respective positions immediately prior to delivery of such notice of conversion.

      (v)   See Page 9A attached hereto and made a part hereof.

5.    PROSPECTIVE FINANCINGS AND LIMITATIONS THEREON.

      (i) SELLER agrees not to issue any additional shares of its common stock, nor securities convertible into, exchangeable for or otherwise entitling the holders to acquire shares of its common stock (each a "Prospective Financing"), for a period of one hundred eighty (180) calendar days after the Closing, as defined in Section 6 hereof, other than pursuant to:

            (a)   compensating stock options or stock-based plans;

            (b)   binding agreements in effect on the Closing;

            (c) any financing agreements of $5,000,000 U.S. Dollars or less entered into by and between SELLER and State Capital Markets, Ltd.; or

            (d)   any financing arrangement related to:

                     1. the American Red Cross ("ARC");
                     2. Independent (non-ARC) or governmental
                        blood collection, blood fractionation, or blood






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December 31, 1996
Page 10




                     services/management   entities,  and  independent  blood
                     industry trade entities in the United States; 3. the Canadian Red Cross ("CRC"); 4. Independent (non-CRC) or governmental blood collection entities, blood fractionation entities, or blood services/management entities, and independent blood industry trade entities in Canada.

      (ii) If, prior to 180 days following Closing, SELLER enters into an agreement for any Prospective Financing other than as set forth in Section 5(i) hereof, BUYER shall receive, for no additional consideration, warrants (the "Prospective Financing Warrants") to purchase an additional number of shares of SELLER'S common stock equal to:

            (a) 100,000 common shares, for Prospective Financings contracted within 30 days of Closing;

            (b) 66,000 common shares, for Prospective Financings contracted on or after 31 days from Closing but within 60 days following Closing; and

            (c) 33,000 common shares, for Prospective Financings contracted on or after 61 days from Closing but within 90 days following Closing.

In addition, the provisions of this Section 5(ii) shall apply in the event Seller enters into an agreement for any Prospective Financing described under
Section 5(i)(d) above. The Prospective Financing Warrants issuable pursuant to this Section 5(ii) shall be in the same form and shall be exercisable upon the same terms and conditions as the Warrants as set forth in this Agreement and the form of Common Stock Purchase Warrant Certificate annexed hereto as Exhibit B, provided however, that all Prospective Financing Warrants issued pursuant to this Section 5(ii) shall have an exercise price of $1.00 U.S.

      (iii) If SELLER enters into an agreement for any Prospective Financing in an amount less than or equal to $15,000,000 U.S., other than as set forth in clauses (a), (b) or (c) of Section 5(i) hereof, the exercise price of the Warrants and all Prospective Financing Warrants issuable pursuant to Section 5(iv) hereof shall be reduced as follows:

            (a)   for any Prospective Financings contracted within 90 days of

Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 11




            Closing, the exercise price of the Warrants shall be $1.00 U.S.;

            (b) for Prospective Financings contracted on or after 90 days from Closing but before 120 days from Closing, the exercise price of the Warrants shall be $2.00 U.S.;

            (c) for Prospective Financings contracted on or after 120 days from Closing but before 150 days from Closing, the exercise price of the Warrants shall be $3.00 U.S.;

            (d) for Prospective Financings contracted on or after 150 days from Closing but before 180 days from Closing, the exercise price of the Warrants shall be $4.00 U.S.; and

            (e) for Prospective Financings contracted on after 180 days from Closing, the exercise price of the Warrants shall be $6.00 U.S.

      (iv) If, prior to 180 days following Closing, SELLER enters into agreement for any Prospective Financing in an amount greater than $15,000,000 U.S., other than as set forth in clauses (a), (b) or (c) of Section 5(i) hereof, then BUYER shall receive, for no additional consideration, and in addition to the Prospective Financing Warrants, warrants (the "Additional Prospective Financing Warrants") to purchase an additional Twenty Five Thousand (25,000) shares of SELLER'S common stock per each $1,000,000 (or portion thereof) U.S. by which the amount of such Prospective Financing exceeds $15,000,000 U.S. The Additional Prospective Financing Warrants issuable pursuant to this Section 5(iv) shall be exercisable upon the same terms and conditions as the Warrants, provided however, that the exercise price of the Additional Prospective Financing
Warrants issuable pursuant to this Section 5(iv) shall be the same exercise price of the Warrants as shall be determined by Section 5(iii) hereof.

      (v) SELLER warrants and agrees that it will promptly notify BUYER upon entering into a contract for any Prospective Financing, and will provide BUYER with the amount, completion date, and terms of such Prospective Financing.

      (vi) SELLER covenants and agrees that all shares of common stock issuable upon exercise of any Prospective Financing Warrants issued hereunder will, upon delivery to the BUYER, be duly and validly authorized and issued, fully-paid and non-assessable, and registered for resale with the SEC.

Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 12



6. CLOSING. The Preferred Share certificates and the Warrant Certificate shall be delivered by the Company to the Escrow Agent, and the aggregate purchase price for the Preferred Shares and the Warrants shall be delivered by the BUYER to the Escrow Agent, on or before February 5, 1997 (the "Closing"), or such other date as agreed to by BUYER and SELLER. The release of Preferred Share Certificates and the Warrant Certificate, and the funds held in escrow will occur as specified in paragraph 7(ii) hereof and in the Escrow Agreement.





7.    CONDITIONS TO CLOSING; RELEASE OF SHARES AND PAYMENT
      OF PURCHASE PRICE

      (i) BUYER understands that SELLER'S obligation to sell the Preferred Shares and to issue the Warrants is conditioned upon delivery into Escrow of the amount set forth in Paragraph 1(ii) hereof, all pursuant to the terms of the Escrow Agreement.

      (ii) SELLER understands that BUYER'S obligation to purchase the Preferred Shares is conditioned upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, and delivery into Escrow of certificate(s) representing the Preferred Shares as described in Paragraph 1(ii); the Warrants as described in Paragraph 1(iv); a copy of the Certificate of Amendment, in the form annexed to the Escrow Agreement as Exhibit "A" and certified as filed with the Secretary of State of the State of Delaware; and an opinion of counsel for the SELLER, dated the date of the Closing, substantially in the form of Exhibit C hereto, confirming the matters set out in Section 3(iii), (iv) (v), and (vi) above. With respect to the opinion of counsel concerning Section 3(v), said opinion shall be qualified as to the best of counsel's knowledge, except with respect to conflicts or defaults under SELLER'S Articles of Incorporation and/or Bylaws.

      (iii) SELLER understands that BUYER'S obligation to purchase the Preferred Shares is conditioned upon SELLER and BUYER entering into the Registration Rights Agreement substantially in the form of Annex I hereto.

      (iv) The parties to this Agreement agree to enter into the Escrow Agreement on or prior to placing funds or Certificates for Preferred Shares or Warrants in escrow.


8.          MISCELLANEOUS.

Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 13




      (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without giving effect to rules governing the conflict of laws.

      (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

      (c) Headings. The headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      (e) Entire Agreement: Amendments. This Agreement and the Instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither SELLER nor BUYER makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charge with enforcement. In the event any provision of this Agreement is inconsistent with a provision of the Registration Rights Agreement, the Escrow Agreement, the Warrants, or the Certificate of Designation, such other agreements and documents shall be controlling.

      (f) Enforcement: Course of Dealing. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, preclude any other further exercise thereof or exercise of any other right or power.

      (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally, by courier or by telephone line facsimile transmission and shall be effective and deemed delivered as follows: five (5) calendar days after being placed in the mail, if mailed, certified, return receipt requested; or upon receipt, if delivered

Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 14



personally, by courier or by telephone line facsimile transmission. The addresses for such communications shall be as follows:

      If to SELLER:

      2343 West 76th Street
      Hialeah, FL 33016
      Telephone: (305) 557-6000
      Facsimile: (305) 828-4324
      Attention:  Mr. Gerald Smith or Mr. Charles Fistel



      With copy to:

      Atlas, Pearlman, Trop & Borkson, P.A.
      New River Center
      200 East Las Olas Blvd.
      Fort Lauderdale, FL 33331
      Telephone: (305) 763-1200
      Facsimile: (305) 766-7800
      Attention:  James Schneider, Esq.

      If to BUYER:

      P.R.I.F., L.P.
      175 Bloor Street, East
      South Tower, 6th Floor
      Toronto, Ontario M4W3R8
      Canada
      Telephone: (416) 926-1626
      Facsimile: (416) 929-5314
      Attention:  Henry Brachfeld

      With copy to:





      Refco Capital Markets, Ltd.
      Attn: Santo Maggio

Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 15




      Suite No. 542 48 Par-La-Ville Road
      Hamilton HM 11
      Bermuda
      Telephone: (441) 295-6960
      Facsimile: (441) 295-8684

Each party shall provide five days' notice to the other party of any change in address.

      (h) Buyer's Delivery and Payment Instructions. Buyer hereby irrevocably instructs Seller, and Seller agrees that:

      (1) All certificates for securities, including, without limitation, the Preferred Shares, the Warrants, and any shares of Common Stock, $.01 par value, of the Seller issued upon conversion of the Preferred Shares or exercise of the Warrants required to be delivered to Buyer pursuant to the terms of this Agreement and the Escrow Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants shall be registered in the name of the Buyer and delivered directly to:

      Refco Capital Markets, Ltd.
      c/o Refco Group Ltd.
      Attn: Santo Maggio




One World Financial Center
      Tower A
      200 Liberty Street
      New York, NY 10281

      (2) All cash, funds and payments required to be paid to Buyer pursuant to the terms of this Agreement and the Escrow Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants, including, without limitation, interest, dividends, Preferred Share redemption payments, funds released from the escrow created by the Escrow Agreement, liquidated damages, and payments by the Seller pursuant to Section 2(a) of the Registration Rights Agreement, if any, shall be paid directly to the account of Refco Capital Markets by wire transfer to:

      Chase Bank NY
      ABA No. : 021 000 021
      Account No. : Refco Capital Markets 066 2905 70

Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 16


      Reference: EQ: Account No. : 4217
      Account Name: PRIFL.P.

      (j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. SELLER may not assign this Agreement or any rights or obligations hereunder. BUYER may not assign this Agreement or any rights or obligations hereunder without the prior written consent of SELLER (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought). Notwithstanding the foregoing, BUYER may assign its rights hereunder to any of its "affiliates," as the term is defined under the Securities Exchange Act of 1934, as amended, without the consent of SELLER; provided, however, that any such assignment shall be in writing (and BUYER shall give SELLER at least fifteen (15) days prior notice thereof); shall not release BUYER from its obligations hereunder unless such obligations are assumed in writing by such affiliate; and shall be to an Accredited Investor and, at the option of SELLER, may be accompanied by an opinion of BUYER'S Counsel in form and substance satisfactory to SELLER to the effect that such assignments may be made without registration under the Securities Act.

      (k) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      (l) Survival. The respective representations, warranties, covenants and agreements of BUYER and SELLER contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Preferred Shares, delivery of the Warrants and release of the Escrow and shall remain in full force and effect regardless of any nvestigation made by or on behalf of them or any person controlling or advising any of them.

      (m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      (n) Termination. If the Escrow Agreement is terminated pursuant to the terms thereof, this Agreement and the Registration Rights Agreement shall also be terminated and the SELLER and the BUYER shall have no further obligations or liabilities, one to the other, under this Agreement or the Registration Rights Agreement or in connection with the transactions contemplated hereby or thereby except as provided in the Escrow Agreement and except for liabilities or

Private Sec. Sub. Agreement:  Viragen, Inc./P.R.I.F., L.P.
December 31, 1996
Page 17




obligations relating to any breach of this Agreement or the Registration Rights Agreement which occurred prior to such termination.

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

      Official Signatory of  BUYER:
       P.R.I.F., L.P.



      BY:___________________________
         Henry Brachfeld
         President, HB and Co., Inc.
         General Partner, P.R.I.F., L.P.

      Official Signatory of SELLER:
      VIRAGEN, INC.



      BY:___________________________
            Dennis Healey
            Executive Vice President and CFO

                               EXHIBIT A

                      CERTIFICATE OF DESIGNATIONS

                               EXHIBIT B

           FORM OF COMMON STOCK PURCHASE WARRANT CERTIFICATE

                               EXHIBIT C

                           OPINION OF COUNSEL

                                   ANNEX I
                                                                     ANNEX I
                                                                        TO
                                                                  SUBSCRIPTION
                                                                     AGREEMENT
                        REGISTRATION RIGHTS AGREEMENT




      THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 31, 1996 (this "Agreement"), is made by and among Viragen, Inc. a Delaware corporation (the "Company"), and the person named on the signature page hereto (referred to herein as "Initial Investor" or "Buyer").

                            W I T N E S S E T H :

            WHEREAS, in connection with the Private Securities Subscription Agreement, dated as of December 31, 1996, between the Initial Investor and the Company (the "Subscription Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Initial Investor Warrants to purchase Common Stock ("Warrants") and shares of Preferred Stock (the "Preferred Shares"), convertible into shares of Common Stock, $.01 par value (the "Common Stock"); and

            WHEREAS, to induce the Initial Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the shares of Common Stock underlying the Preferred Shares and Warrants;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

            1.    DEFINITIONS.

            (a) As used in this Agreement, the following terms shall have the following meanings:

            (i) "Investor" means the Initial Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 2

            (ii) "register," "registered," and "registration" refer to a regis-tration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act on such appropriate registration form promulgated by the Commission as shall be selected by the Company, and, when requested by the Initial Investor or any Investor pursuant to Section 2 hereof, shall (A) be reasonably acceptable to the holders of a majority of the Registrable Securities to which such registration relates, and (B) shall permit the disposition of Registrable Securities in accordance with the intended method or methods specified in the Investor's request for such registration, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission ("SEC").

            (iii) "Registrable Securities" means the Common Stock underlying the Preferred Shares and Warrants.

            (iv) "Registration Statement" means a registration statement under the Securities Act registering securities of the Company.

            (b) As used in this Agreement, the term Investor includes (i) each Investor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

            (c) Capitalized  terms used herein and not otherwise  defined herein
      shall  have  the  respective   meanings  set  forth  in  the  Subscription
      Agreement.

            2.    REGISTRATION.

            (A) PAYMENTS BY THE COMPANY. The Company must file a Registration Statement with the SEC within 20 business days of the Closing, as defined in Section 6 of the Subscription Agreement, registering the Common Stock underlying the Preferred Shares and Warrants for resale. The Company shall use its best efforts to have the Registration Statement declared effective as soon as possible after filing and shall keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is three
      (3) years after the date the Registration Statement is first ordered effective by the SEC. In the event the Company receives a "no action" or "no review" letter from the SEC with regard to the Registration Statement, the Company shall cause the Registration Statement to be effective within five (5) business days of the receipt of such letter. If the Registration Statement covering the Registrable Securities is not effective within 75

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 3

      days after the Closing, then the Company will make payments to Buyer in such amounts and at such times as shall be determined pursuant to this
      Section 2(a). The amount to be paid by the Company to the Buyer shall be a use of funds fee equal to 1% of the subscription price for the first fifteen (15) days following said 75-day period, and 2% for the 30-day period following said 90-day period, which use of funds fee shall be prorated on a daily basis. Thereafter, the Company shall pay a penalty to Buyer equal to 3% of the subscription price for each 30-day period, prorated on a daily basis, until the Registration Statement is declared effective by the SEC. Said penalty shall not exceed the maximum amount allowed by law. The amounts referred to in this section shall be paid by the Company within five business days after the end of the applicable period beginning with the 15 day period beginning on the first day following the 75 -day period referred to above and shall be payable in cash.

            (B) PIGGY-BACK REGISTRATIONS. If at any time the Company shall determine to prepare and file with the SEC a Registration Statement relating to an offering, for its own account or the account of others under the Securities Act, of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Investor, who is entitled to registration rights under this Section 2(b), written notice of such determination and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion, if any, of the Registrable Securities with respect to which such Investor has requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable
      Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 4


      Registration Statement to the extent such pro rata allotment is permitted under the Company's currently existing agreements with such holders of the Company's securities. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(c) hereof. The obligations of the Company under this Section 2(b) may be waived by Investors holding a majority in interest of the Registrable Securities and shall expire (i) after the Company has afforded the opportunity for the Investors to exercise registration rights under this Section 2(b) for two registrations; provided, however, that any Investor who shall have had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2(b) shall be entitled to include in an additional Registration Statement filed by the Company the Registrable Securities so excluded or (ii) when all of the Registrable Securities held by any Investor may be sold by such Investor under Rule 144 under the Securities Act ("Rule 144") within any three-month period.

            (C) DEMAND REGISTRATION. If, at any time after the date which is 30 days following the release of purchase price funds from Escrow as set forth in the Subscription Agreement, any Investor holding a majority of the Registrable Securities shall notify the Company in writing that it intends to offer or cause to be offered for public sale Registrable Securities held by such Investor, the Company shall cause such of the Registrable Securities as may be requested by any Investor to be registered, on one occasion only, under the Securities Act and applicable state laws as expeditiously as possible. Once the right for registration of any Registrable Securities under this Section 2(c) has been exercised by any Investor, the Company shall prepare and file a Registration Statement covering such Registrable Securities with the SEC within twenty
      (20) days of the exercise of such registration right.

            (D) If any offering pursuant to a Registration Statement pursuant to
      Section 2(c) above involves (at the Company's election) an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Investors who hold the Registrable Securities to be included in such underwriting shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(d) (other than fees and expenses relating to registration of Registrable Securities under federal or state securities laws which are payable by the Company pursuant to Section 5 hereof) with respect to their

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 5


      Registrable Securities and the fees and expenses of such legal counsel selected by the Investors.

            3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities and in addition to the requirements of
      Section 2(a) above, the Company shall:

      (a) prepare promptly and file with the SEC promptly (but in no event later than 20 days) after a request in accordance with Section 2(c) hereof a Registration Statement or Statements with respect to all Registrable Securities to be included therein, and thereafter use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible after such filing. The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is three years after the date such Registration Statement is first ordered effective by the SEC. In any case, any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Subject to the conditions set forth in Section 4(a) below, each Investor may notify the Company in writing that it wishes to exclude all or a portion of its Registrable Securities from such Registration Statement. Notwithstanding the foregoing provisions of Section 3(a), if at any time the Investors shall be entitled to sell all Registrable Securities held by them pursuant to Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof in a period of three consecutive months, then the Company shall, so long as it meets the current public information requirements of Rule 144, thereafter no longer be required to maintain the registration of Registrable Securities pursuant to this Agreement;

            (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times until such date as is three years after the date such Registration Statement is first ordered effective by the SEC, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 6

      Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

            (c) furnish to each Investor whose Registrable Securities are included in the Registration Statement, such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements  thereto  and  such  other  documents  as  such  Investor  may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

            (d) use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements,
      (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times until such date as is the earlier of three years after the date such Registration Statement is first ordered effective by the SEC or is three years after the Initial Investor acquired the Shares and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

            (e) in the event Investors who hold a majority in interest of the Registrable Securities being offered in the offering select underwriters for the offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering;

            (f) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold pursuant to such registration of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 7

      a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

            (g) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold pursuant to such registration (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

            (h) permit a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold pursuant to such registration to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

            (i) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering the fiscal year period beginning not later than the first day of the Company's fiscal quarter next following the date of the Registration Statement;

            (j) at the request of the Investors who hold a majority in interest of the Registrable Securities being sold pursuant to such registration, furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and Investors;

            (k) make available for inspection by any Investor whose Registrable Securities are being sold pursuant to such registration, any underwriter participating in any disposition pursuant to the Registration Statement,

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 8

      and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

            (l) use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 9

      national securities exchange, which shall include the Nasdaq Small-Cap Market, and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the Nasdaq National Market System or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure listing on a national securities exchange or Nasdaq authorization and quotation for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

            (m) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

            (n) cooperate with the Investors who hold Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the denominations or amounts as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Investors may reasonably request; and

            (o) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

            4. OBLIGATIONS OF THE INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

            (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of the Registrable

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 10

      Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If within five (5) business days prior to the filing date the Company has not received the Requested
      Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

            (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

            (c) In the event Investors holding a majority in interest of the Registrable Securities being registered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

            (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and

            (e) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 11

      Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and
      (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriter applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.

            5. EXPENSES OF REGISTRATION. All expenses (other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Investors shall bear the fees and out-of-pocket expenses of the one legal counsel selected by the Investors pursuant to Section 3(h) hereof.

            6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Investors, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 12

      fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6 (d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof;
      (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

            (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 13

      the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (I) in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or (II) the Investor's violation of Rules 10-b-6 or 10-b-7 under the Exchange Act; and such Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
      Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

            (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 14

      party a written notice of the commencement thereof and this indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the
      Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

            7. CONTRIBUTION. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

            8. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, until such time as the Investors have sold all the Registrable Securities pursuant to a Registration Statement or Rule 144, the Company agrees to:

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 15




            (a) make and keep public information available, as those terms are understood and defined in Rule 144;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

            9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to transferees or assignees of all or any portion of such securities only if: (a) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (b) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (c) at or before the time the Company received the written notice contemplated by clause (a) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

            10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

            11. THIRD PARTY BENEFICIARY. The parties acknowledge and agree that Shoreline Pacific, the Institutional Division of Financial West Group ("Shoreline Pacific"), shall be deemed a third party beneficiary of the

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 16

      Company's agreements and representations set forth in this Agreement, entitled to enforce the terms thereof, and to indemnification for any damages resulting to Shoreline Pacific from any actual or threatened breach thereof by the Company, both in Shoreline Pacific's personal capacity and, should Shoreline Pacific so elect, on behalf of the Investor.


            12.  MISCELLANEOUS.

            (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at VIRAGEN, INC., 2343 West 76th Street, Hialeah, Florida, 33016, Attention: Gerald Smith, Chairman and President,
      (ii) if to the Initial Investor, at the address set forth under its name in the Subscription Agreement with such copies as required pursuant to the notice provisions of the Subscription Agreement and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(b), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.

            (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision

Viragen, Inc./P.R.I.F., L.P. Registration Rights Agreement
December 31, 1996
Page 17

      hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            (e) This  Agreement  constitutes  the  entire  agreement  among  the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

            (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            (h) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.


            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of day and year first above written.

VIRAGEN, INC.                             P.R.I.F.,  L.P.


By_____________________________________    By_______________________________
      Dennis Healey                             Henry Brachfeld
      Executive Vice President and CFO          President, HB and Co., Inc.
                                                General Partner, P.R.I.F., L.P.

NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                             Dated: December 31,1996

                                     Warrant

                           to Purchase 375,000 Shares

                    of Common Stock, $.01 Par Value Per Share

      VIRAGEN, INC., a Delaware corporation (the "Company"), hereby certifies that P.R.I.F., L.P., its permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on the day following the date that the registration statement for the common shares underlying this Common Stock Purchase Warrant Certificate ("Warrant" or "Warrant Certificate") has been declared effective by the Securities and Exchange Commission, and terminating June 30, 1998, three hundred and seventy-five thousand (375,000) shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at $6.00 per share (the "Exercise Price"); except as otherwise provided in Section 2 hereof.

      1.  Exercise of Warrants.

      (a) Upon presentation and surrender of this Common Stock Purchase Warrant Certificate, with the attached Election to Purchase form duly executed, at the principal office of the Company at 2343 West 76th Street, Hialeah, Florida, 33016, together with a check payable to the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased, the Company, or the Company's Transfer Agent as the case may be, shall deliver to the Holder hereof, certificates of Common Stock which in the aggregate represent the number of Shares being purchased. All or less than all of the Warrants represented by this Warrant Certificate may be exercised and, in case of the exercise of less than all, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Certificates of like tenor and dated the date hereof entitling said Holder to purchase the number of Shares represented by this Warrant Certificate which have not been exercised and to receive registration rights with respect to such Shares.

      (b) Notwithstanding any other provision of this Warrant, in no event shall the Holder be entitled at any time to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which sum of (1) the number of Common Shares beneficially owned by such Holder and any person whose beneficial ownership of Common Shares would be aggregated with such Holder's beneficial ownership of Common Shares for the purposes of Section 13(d) of the

Common Stock Purchase Warrant Certificate
Page 2


Securities Exchange Act of 1934, as amended (the "1934 Act"), and Regulation 13D-G thereunder (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted Series D Preferred Shares of the Company and accrued and unpaid dividends thereon and through the ownership of unexercised Warrants) and (2) the number of Common Shares issuable upon exercise of the portion of this Warrant with respect to which the determination in this
Section 1(b) is being made, would result in beneficial ownership by the Holder of more than 4.9% of the outstanding Common Shares. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence.


      2. Potential Decrease to Exercise Price. In the event the Company contracts to issue any additional shares of its common stock or securities convertible into, exchangeable for, or otherwise entitling the Holders thereof to acquire shares of its common stock (each a "Prospective Financing"), within 180 days from the closing of the transaction pursuant to which this Warrant Certificate was issued ("Closing"), the exercise price of this Warrant Certificate shall be reduced as follows:

            (a) if a Prospective Financing is contracted for within 90 days of the Closing , the exercise price of the Warrants shall be $1.00 U.S.;

            (b) if a Prospective Financing is contracted for on or after 90 days from the Closing but before 120 days from the Closing, the exercise price of the Warrants shall be $2.00 U.S.;

            (c) if a Prospective Financing is contracted for on or after 120 days from the Closing but before 150 days from the Closing, the exercise price of the Warrants shall be $3.00 U.S.;

            (d) if a Prospective Financing is contracted for on or after 150 days from the Closing but before 180 days from the Closing, the exercise price of the Warrants shall be $4.00 U.S.; and

            (e) if a Prospective Financing is contracted for on after 180 days from the Closing, the exercise price of the Warrants shall be $6.00 U.S.;

provided, however, that the above provisions will not apply to certain Prospective Financings as set forth in clauses (a), (b) and (c) of Section 5(i) of the Private Securities Subscription Agreement between the original parties hereto dated December 31, 1996.

Common Stock Purchase Warrant Certificate
Page 3





      3. Exchange and Transfer. This Warrant Certificate at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrant Certificates of like tenor registered in the name of the same Holder, for another Warrant Certificate or Certificates of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the Warrant Certificate or Certificates surrendered.


      4.  Rights and Obligations of Holders of this Warrant Certificate.

      (a) The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the Holder hereof upon exercise of some or all of the Warrants, such Holder shall, for all purposes, be deemed to have become the Holder of record of such Common Stock on the date on which this Warrant Certificate, together with a duly executed Election to Purchase, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such share certificate.

      (b) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (x) the Exercise Price on the record date of such division or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and
(y) the number of shares of Common Stock for which this Warrant Certificate may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

      (c) In case of any consolidation or merger of the Company with or into another corporation (other than any consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares or other stock or other securities or property), or the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall be deliverable upon exercise of the Warrant Certificate (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a Holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant Certificate would have been entitled upon such action if this Warrant Certificate had been exercised immediately prior to such action.

Common Stock Purchase Warrant Certificate
Page 4

      5.  Common Stock.

      (a) The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant Certificate will, upon delivery to the Holder, be duly and validly authorized and issued, fully-paid and non-assessable.

      (b) The Company acknowledges that it currently has an insufficient number of authorized shares of Common Stock available for issuance upon conversion of this Warrant Certificate. The Company warrants and agrees to take all steps reasonably necessary to gain such approval as may be required to issue additional shares of Common Stock to the Holder in accordance with the terms of this Warrant Certificate.


      6. Registration Rights. In the event the Company files a Registration Statement with the Securities and Exchange Commission for registration of any shares of the Company's Common Stock, the Company agrees to include the number of shares of Common Stock represented by this Warrant Certificate in any such Registration Statement.


      7. Issuance of Certificates. As soon as possible after full or partial exercise of this Warrant Certificate, but in any event not more than three (3) business days, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Warrant Certificate, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which that Holder shall be entitled on such exercise. No fractional shares will be issued on exercise of this Warrant Certificate. If on any exercise of this Warrant Certificate a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. Prior to registration of the shares of Common Stock underlying this Warrant Certificate, as provided in Section 5 hereof, all such certificates shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the Securities Act of 1933, as amended, and the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold face language appearing on Page 1 of this Warrant Certificate.


      8. Disposition of Warrants or Shares. The Holder of this Warrant Certificate, each transferee hereof and any Holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act"). Furthermore, it shall be a condition to the

Common Stock Purchase Warrant Certificate
Page 5



transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.


            9. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered mail, return receipt requested, postage prepaid, or by U. S. express mail service or private overnight mail service (e.g. Federal Express). Any such notice shall be deemed to have been given (a) on the business day immediately subsequent to mailing, if sent by U. S. express mail service or private overnight mail service, or (b) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 9):

            If to the Company:               VIRAGEN, INC.
                                             2343 West 76th Street
                                             Hialeah, Florida  33016


            If to the Holder:                P.R.I.F., L.P.
                                             175 Bloor Street East
                                             South Tower, 6th Floor
                                             Toronto, Ontario
                                             M4W 3R8, Canada

            With copy to:                    Refco Capital Markets, Ltd.
                                             Attn: Santo Maggio
                                             Suite No. 542 48 Par-La-Ville Road
                                             Hamilton HM 11
                                             Bermuda
                                             Telephone: (441) 295-6960
                                             Facsimile: (441) 295-8684

      10. Governing Law. This Warrant Certificate and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of New York without giving effect to the conflicts of laws provisions.


      11. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Common Stock Purchase Warrant Certificate
Page 6




      12. Headings. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not be a part of this Certificate.



      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

                                    VIRAGEN, INC.



Date:_________________              By:_________________________________
                                          Dennis Healey
                                          Executive Vice President and CFO

                             ELECTION TO PURCHASE

                         To Be Executed by the Holder
                    in Order to Exercise the Common Stock
                         Purchase Warrant Certificate

      The undersigned Holder hereby irrevocably elects to exercise _______ of the Warrants represented by this Common Stock Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for securities be issued in the name of:

                -------------------------------------------------
                     (Please type or print name and address)

                -------------------------------------------------

                -------------------------------------------------

                -------------------------------------------------
                  (Social security or tax identification number)

and delivered to _________________________________________________________

__________________________________________________________________________
                     (Please type or print name and address)

and, if such number of Warrants shall not be all the Warrants evidenced by this Common Stock Warrant Certificate, that a new Common Stock Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.

      In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check or money order payable in United States currency to the order of Viragen, Inc.

                                    [HOLDER]


Dated:___________________           By:_________________________________
                                          Name:
                                          Title:

                                    ____________________________________
                                                (Address)
                                    ____________________________________

                                    ____________________________________

                     (Social security or tax identification
                                     number)